Comstock Presents Strategic Overview, Holds Annual Meeting
Nominates and Elects Mr. J. Clark Gillam as Director

Virginia City, NV (June 6, 2018) Comstock Mining Inc. (the “Company” or “Comstock”) (NYSE American: LODE) held its Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, May 31, 2018, at the historic Gold Hill Hotel in Gold Hill, Nevada. The Company used the opportunity to update shareholders on recent business activities and on the progress of its strategies.

Mr. Corrado De Gasperis, Executive Chairman and CEO of Comstock stated, “We have positioned one of the largest, mining, clean-technology and non-mining real-estate development platforms in one of the most economically explosive and incentivized regions in Nevada and, for that matter, anywhere in the United States. We have expanded our mining, commercial and industrial properties, with a leading water and entitlement position, all for profitable growth. We have also become a priority destination for renewable, clean technologies and are advancing multiple venture possibilities for commercializing new and existing solutions.”

Lucerne Resource Area
We are progressing with exploration and development plans for the Lucerne resource area, with Tonogold Resources, Inc. (“Tonogold”) under a dynamic Option agreement (the “Option Agreement”). Tonogold is leading the engineering, development, drilling and test-work, towards completing a technical and economic feasibility assessment and ultimately, to earn into a joint venture for the future development and mining of mineral resources on the Lucerne Property. Tonogold, after electing to proceed with a $2 million payment in April, 2018, can now earn a 51% interest in the Lucerne Property, by advancing the Lucerne exploration and development activities by making cumulative capital expenditures on the Lucerne Property of $7 million by October 3, 2019, and $20 million by April 3, 2021. Technical reporting updates are planned for 2018. Mr. Mark Ashley attended the Annual Meeting and made himself available during the question and answer session. We very much look forward to continuing this productive collaboration with Tonogold and its updated technical reports on the Lucerne project and, ultimately, more advanced developments leading to economic feasibility.

Dayton Resource Area
The Company also advanced the Dayton Project by adding 472 acres of claims contiguous to our claims in the Dayton and Spring Valley areas by acquiring 30 unpatented lode claims in the southern part of the Comstock District, approaching the Highway 50 corridor. These acquisitions expanded an already significant land position in the southern part of this historic, world-class mineral district. The Company now controls well over 10 square-miles within its contiguous land position.
In conjunction with our ongong evaluation of Dayton, the Company has been collaborating with Itronics, Inc., (OTC: ITRO). Dr. John Whitney, of Itronics, also attended the Annual Meeting after previously reporting positive results from initial testing of its KAM-Thio, clean processing technology, on the Company’s mineralized material. KAM-Thio leaching test results, performed at independent metallurgical labs, demonstrated that the residual silver, gold, base metals, and cyanide can still be recovered from both previously leached material and new mineralized samples from the Dayton Resource area, creating a potentially efficient and environmentally attractive process. The metals were recovered while the new KAM-Thio residual solution was substantially regenerating during the extraction process, thereby reducing the net consumption of the materials, and creating a potentially compelling economic solution.
Test results also showed that the cyanide residual in the cyanide leached material was removed by the new leaching process, neutralizing the solution to drinking water standards. These results could dramatically reduce reclamation costs and associated bonding, while adding the prospect of reuse of the material for mine reclamation purposes. All tests and results were performed with independent, metallurgical laboratories.

Mr. De Gasperis stated, “We now know that we can recover substantially all of the residual silver, gold and base metals while neutralizing the cyanide. The results are very positive and justify continued feasibility work for assessing process economics. If this technology can efficiently recover these materials, then it could become a substitute for the use of cyanide, and significantly change the permitting, reclamation and processing cost profile for these types of mining projects. We want to thank Dr. Whitney for attending the Comstock AGM.”

The Company anticipates completing screening level economics during the summer and believes that these materials can also work on virgin, mineral bearing material from the Dayton Resource Area. Samples of virgin material from the Dayton Resource Area have already been delivered to Reno labs for testing.

The Company plans on updating its technical report for the Dayton Resource Area during 2018, based on all existing drilling, development and metallurgical work, as well as preliminary economic screening and feasibility for that work performed to date and also evaluate economic feasibility using these alternative processes.
Non-mining Properties
Recently, the Company secured additional industrial and commercial lands and water rights in Silver Springs, Nevada, where the recently opened USA Parkway connected right into Silver Springs, NV, and opened up the entire northwestern Nevada quadrant, including immediate access to the Tahoe Reno Industrial Center, Reno, the Comstock Historic District and Carson City, resulting in a massive surge of economic development. This has resulted in an unprecedented demand for property, water, construction and development. Silver Springs has also been nominated as an “Opportunity Zone” by Governor Brian Sandoval, resulting in tremendous incentives for industrial, commercial and especially clean-technology developments in these areas.

SILVER SPRINGS AIRPORT—After receiving fuel from a fixed-base operator, a Falcon 900 EX is ready for boarding on the tarmac of the Silver Springs Airport near the intersection of USA Parkway and
U.S. Highway 50 adjacent to the 98-acre Comstock Industrial Site available for purchase and development.

As of the record date for the Annual Meeting, April 9, 2018, there were 53,391,428 shares of common stock outstanding and entitled to vote. During the Annual Meeting, stockholders of the Company were asked to consider and vote upon three proposals: (1) election of the four Board of Directors nominees set forth in the Company's 2018 Proxy Statement, (2) ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, and (3) approval of a non-binding advisory resolution approving the compensation of the Company’s named executive officers.

Following the Annual Meeting, at a regularly scheduled meeting of the Board of Directors, the Company nominated and elected John Clark Gillam (professionally known as Clark), to the Board of Directors effective as of May 31, 2018. Mr. Gillam, age 31, is a co-founder of Nebari Holdings, LLC, a private investment firm that he co-founded in May 2016. The predecessor firm to Nebari Holdings was GF Capital, LLC. He has also served as a Director of BCR Investments, since 2013.  Prior to founding GF Capital, Mr. Gillam was an analyst at McKinley Capital Management, LLC, a privately-held investment adviser specializing in global and international growth equity strategies, from 2012 to 2013, and prior to that role was a trader at Glencore International AG, one of the world’s largest global diversified natural resource companies and a major producer and marketer of more than 90 commodities. Mr. Gillam has a B.S. Economics from The Wharton School, University of Pennsylvania and an MSc Finance from Trinity College Dublin.

Mr. De Gasperis concluded, “We have been working closely and effectively with Clark for a number of years, including the major refinancing we completed together early last year. His intimate knowledge of the Comstock platform, global natural resources, precious metals and related businesses, plus his extensive capital markets experience, adds an outstanding expertise to our board. We warmly welcome Clark to our team. ”
About Comstock Mining Inc.
Comstock Mining Inc. is a Nevada-based, gold and silver mining company with extensive, contiguous property in the Comstock District and is an emerging leader in sustainable, responsible mining. The Company began acquiring properties in the Comstock District in 2003. Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and completed its first phase of production. The Company continues evaluating and acquiring properties inside and outside the district expanding its footprint and exploring all of our existing and prospective opportunities for further exploration, development and mining. The near term goal of our business plan is to maximize intrinsic stockholder value realized, per share, by continuing to acquire mineralized and potentially mineralized properties, exploring, developing and validating qualified resources and reserves (proven and probable) that enable the commercial development of our operations through extended, long-lived mine plans that are economically feasible and socially responsible.

Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Comstock. Forward-looking statements are statements that are not historical facts. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements include statements about matters such as: future prices and sales of, and demand for, our products; future industry market conditions; future changes in our exploration activities, production capacity and operations; future exploration, production, operating and overhead costs; operational and management restructuring activities (including implementation of methodologies and changes in the board of directors); future employment and contributions of personnel; tax and interest rates; capital expenditures and their impact on us; nature and timing and accounting for restructuring charges, gains or losses on debt extinguishment, derivative liabilities and the impact thereof; productivity, production slowdowns, suspension or termination, business process, rationalization and other operational initiatives; investments, acquisitions, joint ventures, strategic alliances, business combinations, asset sales; consulting, operational, tax, financial and capital projects and initiatives; contingencies; environmental compliance and changes in the regulatory environment; offerings, sales and other actions regarding debt or equity securities; including a redemption of the debenture, and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.
The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors discussed in Item 1A, “Risk Factors” of our annual report on Form 10-K. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. We undertake no obligation to publicly update or revise any forward-looking statement.
Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy the Debenture or any other securities of the Company.

Contact information for Comstock Mining Inc.:
PO Box 1118 Virginia City, NV 89440
http://www.comstockmining.com

Corrado De Gasperis		Zach Spencer
Executive Chairman & CEO		Director of External Relations
Tel (775) 847-4755		Tel (775) 847-5272 ext. 151
degasperis@comstockmining.com		questions@comstockmining.com